EXHIBIT 24

POWER OF ATTORNEY


     Know all by these presents, that the undersigned hereby constitutes and appoints each of Gregory B. Butler, Richard J. Morrison, Kerry J. Tomasevich, and Matthew Benson, signing singly, as her true and lawful attorney-in-fact to:

     (1) Obtain necessary EDGAR access codes and execute for and on behalf of the undersigned Forms 144 under the Securities Act of 1933 and Rule 144 promulgated thereunder, and Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

     (2) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 144 and Form 3, 4 and 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

     (3) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in her discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Rule 144 of the Securities Act of 1933 and/or Section 16 of the Securities Exchange Act of 1934.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of April 2, 2013.


/S/ CHRISTINE M. CARMODY
Christine M. Carmody


State of Massachusetts
County of Suffolk


       On this 2nd day of April, 2013, before me personally appeared Christine
M. Carmody, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that she executed the same as her free act and deed.



/S/ RICHARD J. MORRISON
Notary Public
Print Name: Richard J. Morrison

My commission expires:  January 31, 2014